Exhibit 99.1
Unaudited Pro Forma Combined Financial Information
The following unaudited pro forma combined financial information is provided for informational purposes only. The unaudited pro forma combined financial information was based on and should be read in conjunction with the (i) historical consolidated financial statements of Campbell Soup Company (Campbell) included in its Annual Report on Form 10-K for the year ended July 29, 2012; and (ii) the audited consolidated financial statements of BF Bolthouse Holdco, LLC (Bolthouse Farms) as of and for the year ended March 31, 2012, which are included in Exhibit 99.2. The unaudited pro forma combined statement of earnings and balance sheet give effect to the acquisition of Bolthouse Farms by Campbell as if it occurred on August 1, 2011 for statement of earnings purposes and on July 29, 2012 for balance sheet purposes.
Campbell's fiscal year ended on July 29, 2012 and Bolthouse Farms' fiscal year ended on March 31, 2012. The unaudited pro forma combined statement of earnings combines Campbell's year ended July 29, 2012 with Bolthouse Farms' year ended March 31, 2012. The Bolthouse Farms' results were adjusted to exclude the results for the three months ended June 30, 2011 and include the results for the three months ended June 30, 2012. The unaudited pro forma combined balance sheet information combines Campbell's July 29, 2012 balance sheet with Bolthouse Farms' interim unaudited June 30, 2012 balance sheet.
The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited combined financial statements, and is not necessarily indicative of the combined results of operation or financial condition had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. Actual adjustments may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Combined Statement of Earnings
For the year ended July 29, 2012
(millions, except per share amounts)

	Campbell Soup Company	Bolthouse Farms (m)	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$7,707	$704	$—		$8,411
Costs and expenses
Cost of products sold	4,715	542	9	(e),(i)	5,266
Marketing and selling expenses	1,020	22	—		1,042
Administrative expenses	611	38	10	(l)	659
Research and development expenses	125	2	—		127
Other expenses/(income)	14	11	—	(a),(c),(g)	25
Restructuring charges	10	9	—		19
Total costs and expenses	6,495	624	19		7,138
Earnings before interest and taxes	1,212	80	(19)		1,273
Interest, net	106	49	(18)	(b),(c)	137
Earnings before taxes	1,106	31	(1)		1,136
Taxes on earnings	342	22	—	(d)	364
Net earnings	764	9	(1)		772
Less: Net earnings (loss) attributable to noncontrolling interests	(10)	—	—		(10)
Net earnings attributable to Campbell Soup Company	$774	$9	$(1)		$782
Per share - basic
Net earnings attributable to Campbell Soup Company	$2.43				$2.45
Weighted average shares outstanding - basic	317				317
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$2.41				$2.44
Weighted average shares outstanding - assuming dilution	319				319
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Combined Balance Sheet
As of July 29, 2012
(millions, except per share amounts)

	Campbell Soup Company	Bolthouse Farms	Pro Forma Adjustments	Notes	Pro Forma Combined
Current assets
Cash and cash equivalents	$335	$9	$—		$344
Accounts receivable, net	553	65	—		618
Inventories	714	117	4	(j)	835
Other current assets	169	9	—	(h),(j)	178
Total current assets	1,771	200	4		1,975
Plant assets, net of depreciation	2,127	231	103	(e), (i)	2,461
Goodwill	2,013	448	231	(f)	2,692
Other intangible assets, net of amortization	496	141	439	(g)	1,076
Other assets	123	15	2	(c),(j)	140
Total assets	$6,530	$1,035	$779		$8,344
Current liabilities
Short-term borrowings	$786	$6	$321	(b)	$1,113
Payable to suppliers and others	571	59	—		630
Accrued liabilities	598	22	15	(a),(c),(j)	635
Dividend payable	93	—	—		93
Accrued income taxes	22	—	(3)	(a)	19
Total current liabilities	2,070	87	333		2,490
Long-term debt	2,004	633	612	(b)	3,249
Deferred taxes	298	74	77	(h)	449
Other liabilities	1,260	7	(1)	(j)	1,266
Total liabilities	5,632	801	1,021		7,454
Commitments and contingencies
Campbell Soup Company shareowners' equity
Preferred stock; authorized 40 shares; none issued	—	—	—		—
Capital stock, $.0375 par value; authorized 560 shares; issued 542 shares	20	—	—		20
Additional paid-in capital	329	—	—		329
Class A common units	—	286	(286)	(k)	—
Class B common units	—	1	(1)	(k)	—
Note receivable from shareholders	—	(1)	1	(k)	—
Earnings retained in the business	9,584	(54)	46	(a),(k)	9,576
Capital stock in treasury, at cost	(8,259)	—	—		(8,259)
Accumulated other comprehensive income (loss)	(776)	2	(2)	(k)	(776)
Total Campbell Soup Company shareowners' equity	898	234	(242)		890
Noncontrolling interest	—	—	—		—
Total equity	898	234	(242)		890
Total liabilities and equity	$6,530	$1,035	$779		$8,344
See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

CAMPBELL SOUP COMPANY
Notes to Unaudited Pro Forma Combined Financial Statements
(millions, except per share amounts)
1. Basis of Presentation
The unaudited pro forma combined financial information was based on and should be read in conjunction with the (i) historical consolidated financial statements of Campbell included in its Annual Report on Form 10-K for the year ended July 29, 2012; and (ii) the audited consolidated financial statements of Bolthouse Farms as of and for the year ended March 31, 2012. The unaudited pro forma combined statement of earnings and balance sheet give effect to the acquisition of Bolthouse Farms by Campbell as if it occurred on August 1, 2011 for statement of earnings purposes and on July 29, 2012 for balance sheet purposes.
Campbell's fiscal year ended on July 29, 2012 and Bolthouse Farms' fiscal year ended on March 31, 2012. The unaudited pro forma combined statement of earnings combines Campbell's year ended July 29, 2012 with Bolthouse Farms' year ended March 31, 2012. The Bolthouse Farms' results were adjusted to exclude the results for the three months ended June 30, 2011 and include the results for the three months ended June 30, 2012. The unaudited pro forma combined balance sheet information combines Campbell's July 29, 2012 balance sheet with Bolthouse Farms' interim unaudited June 30, 2012 balance sheet.
The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited combined financial statements, and is not necessarily indicative of the combined results of operation or financial condition had the acquisition been completed as of the dates indicated. The unaudited pro forma combined financial information does not reflect any cost savings or integration costs. The unaudited pro forma combined financial information does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. Certain valuations are currently in process. Actual adjustments may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.
Certain amounts for Bolthouse Farms have been reclassified to conform to the Campbell current presentation.
2. Transaction and Estimated Purchase Consideration
The unaudited pro forma combined information reflects the acquisition of Bolthouse Farms for an estimated purchase price of $1,570, which reflects an increase for estimated purchase price adjustments of $20. The purchase was funded as follows:

Type	Fiscal Year of Maturity	Rate
Commercial paper	2013	Various	$326
Notes	2014	Variable	400
Notes	2023	2.50%	450
Notes	2042	3.80%	400
Discount on fixed-rate notes issuance			(6)
Total consideration			$1,570
The weighted average interest rate of commercial paper was 0.31%. Interest on the $400 variable-rate notes is based on 3-month U.S. dollar LIBOR plus 0.30% and was 1.04%.
The estimated purchase price allocation is based on preliminary estimates of fair value as follows:

Current assets	$204
Preliminary valuation of property, plant and equipment	334
Preliminary valuation of intangible assets	580
Residual goodwill	679
Other assets	7
Current liabilities	(76)
Non-current liabilities	(158)
Total acquisition cost allocated	$1,570

3. Pro Forma Adjustments
The following items resulted in adjustments reflected in the unaudited pro forma combined financial information:

(a)
Transaction Costs - Total transaction costs are estimated to be $16. Of this amount, $5 was accrued as a current liability, net of a $2 tax benefit, and recognized in the statement of earnings of Campbell as of July 29, 2012. On the unaudited pro forma combined balance sheet, accrued liabilities, accrued income taxes and retained earnings have been adjusted to reflect the incremental transaction costs of $11 ($8 net of tax) to be incurred. The unaudited pro forma combined statement of earnings was adjusted to exclude transaction costs recognized as of July 29, 2012 as such costs are non-recurring.

(b)
Debt and Interest Expense - The purchase price was funded by short- and long-term debt, including $326 of commercial paper and $1,250 of notes. The fixed-rate notes were issued at a discount of $6. Bolthouse Farms' outstanding debt was paid at the acquisition closing. Accrued interest related to the Bolthouse Farms' outstanding debt was eliminated. A net adjustment to the pro forma balance sheet was made to increase short-term borrowings and long-term debt by $321 and $612, respectively.

The weighted average interest rate on the commercial paper and notes as of the issuance was 1.96%. Interest expense was reduced by $18 to reflect the elimination of interest expense on Bolthouse Farms' outstanding debt and reflect the weighted average interest rate on the debt issued to fund the acquisition.
An increase of 0.125% in the interest rate on the commercial paper and $400 variable-rate notes would increase interest expense on a pro forma basis by $1 for the year ended July 29, 2012.

(c)
Debt Issuance Costs - Underwriting and professional fees incurred in conjunction with the debt issuance to fund the acquisition totaled $10 and are reflected in other assets and accrued liabilities. Amortization of $2 is reflected in other expenses related to these costs. Deferred financing costs of $12 related to Bolthouse Farms' debt were eliminated. Amortization of these costs, which was included in interest expense on Bolthouse Farms, was eliminated.

(d)	Income Taxes - Income tax impacts resulting from pro forma adjustments were not material.

(e)
Plant Assets - Bolthouse Farms' plant assets acquired were adjusted to estimated fair value of $334 in the unaudited combined pro forma balance sheet and reflect the preliminary results of ongoing appraisals.

Plant assets are expected to be depreciated on a straight-line basis over the following lives:

	Life	Value
Land	N/A	$6
Buildings	6 - 30 years	80
Leasehold interests	6 - 23 years	33
Machinery and equipment	1 - 6 years	186
Projects in progress	N/A	29
Total Plant assets		$334
Depreciation expense was increased by $12 to reflect the asset lives and valuation based on the preliminary results of the appraisals.

(f)
Goodwill - Goodwill, representing the excess of the purchase price over the fair value of assets acquired, was $679. This allocation is based on preliminary estimates. The final allocation may differ materially from this estimate as changes to the initial valuation of assets and liabilities will be allocated to goodwill.

(g)	Intangible Assets - The fair value of intangible assets based on the preliminary results of appraisals is as follows:

	Type	Life	Value
Trademarks	Non-amortizable	Indefinite	$383
Customer relationships	Amortizable	20 years	132
Distributor relationship	Amortizable	7 years	2
Technology and patents	Amortizable	9 - 17 years	43
Formula and recipes	Amortizable	5 years	20
Total identifiable assets			$580
An adjustment to the unaudited pro forma combined balance sheet was made to increase other intangible assets by $439 to reflect fair value. Amortization expense was increased by $3.

(h)	Deferred Taxes - Deferred tax assets were reduced by $4 and deferred tax liabilities increased by $77 to reflect the acquisition.

(i)
Buttonwillow, CA, Facility - In 2010, Bolthouse Farms closed a facility in Buttonwillow, CA. This facility was not acquired as part of the acquisition. The unaudited pro forma combined financial statements have been adjusted to eliminate $14 of assets and $3 of costs.

(j)	Other Fair Value Adjustments - Represents adjustments to reflect miscellaneous assets and liabilities at fair value, including inventory and deferred rent.

(k)	Elimination of Bolthouse Farms' Equity - Historical equity accounts of Bolthouse Farms were eliminated.

(l)	Administrative Expenses - An adjustment was made to reflect additional compensation and benefit arrangements.

(m)
The Bolthouse Farms' results included in the unaudited pro forma combined statement of earnings reflect the results for the year ended March 31, 2012, adjusted to exclude the results for the three months ended June 30, 2011 and include the results for the three months ended June 30, 2012 as follows:

	Bolthouse Farms
	Year Ended March 31, 2012 (audited)	Three Months Ended June 30, 2012 (unaudited)	Three Months Ended June 30, 2011 (unaudited)	Year Ended June 30, 2012 (unaudited)
	(A)	(B)	(C)	(A+B-C)
Net sales	$689	$180	$165	$704
Costs and expenses
Cost of products sold	526	135	119	542
Marketing and selling expenses	22	5	5	22
Administrative expenses	40	8	10	38
Research and development expenses	2	1	1	2
Other expenses	11	2	2	11
Restructuring charges	9	—	—	9
Total costs and expenses	610	151	137	624
Earnings before interest and taxes	79	29	28	80
Interest, net	50	12	13	49
Earnings before taxes	29	17	15	31
Taxes on earnings	21	7	6	22
Net earnings	$8	$10	$9	$9

4. Earnings per Share
The accounting guidance for earnings per share provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings.
The computation of basic and diluted earnings per share attributable to common shareowners related to the pro forma combined statement of earnings for the year ended July 29, 2012 is as follows:

2012
Net earnings attributable to Campbell Soup Company	$782
Less: net earnings allocated to participating securities	(5)
Net earnings available to Campbell Soup Company common shareowners	$777

Weighted average shares outstanding — basic	317
Effect of dilutive securities: stock options and other share-based payment awards	2
Weighted average shares outstanding — diluted	319

Net earnings attributable to Campbell Soup Company per common share:
Basic	$2.45
Diluted	$2.44